EXHIBIT 23.1

                      Consent of Coopers & Lybrand L.L.P.,

                          Certified Public Accountants,

                             dated February 27, 1998


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 of our report dated January 20, 1998 on our audit of the financial statements of CNL Health Care Properties, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Orlando, Florida
February 27, 1998